VERA BRADLEY PROVIDES ADDITIONAL BUSINESS UPDATES RELATED TO COVID-19

- Company outlines plans to re-open stores -

- Company has made significant safety enhancements to store environments to prioritize health and well-being of customers and Associates -

FORT WAYNE, Ind., May 11, 2020 - Vera Bradley, Inc. (Nasdaq: VRA) (“Vera Bradley” or the “Company”), today announced additional business updates related to COVID-19.
Reopening the Stores
Rob Wallstrom, Chief Executive Officer of Vera Bradley, noted, “Many states are beginning to restart their economies, and we have begun to open stores in locations where regulations allow, following guidance from local governments and health authorities, and after assessing consumer sentiment, store readiness, and our Associates’ willingness and ability to return to work. We are taking a prudent and measured approach to reopening our stores, ensuring that we have taken all steps necessary to protect the health and safety of our Associates, customers, and communities.”
“We are excited to welcome our customers back into our stores,” added Wallstrom. “Last week, we opened two Full Line and five Factory locations, and look forward to opening many more over the next few weeks.”
The Company expects to open additional stores in a phased approach, with over half of its 149 Full Line and Factory stores planned to be open by the end of May and nearly the entire store base planned to be open by the end of June.
As Vera Bradley stores reopen, the Company is implementing several procedures and precautions to keep customers and Associates safe and secure, including:

•	Health and safety training on new policies and procedures for all Associates before store reopening

•	Providing face coverings and gloves for Associates and requesting that customers wear face coverings when shopping in stores

•	Social distancing of six feet or more, including prominent signage, limiting the number of customers in each store, and line control during checkout

•	Increasing cleaning and sanitization

•	Ready access to hand sanitizer for Associates and customers

•	Installation of plexiglass dividers at checkout stations

•	Offering curbside pick-up services at select stores

•	Reducing hours of operation

•	Measures to ensure compliance with all state and local requirements

Information as to the status of the Company's stores, including up-to-date store openings and store hours, can be found on verabradley.com, under the "Find a Store" heading.
“Our customers seem to be anxious to shop. Our e-commerce business (Vera Bradley and Pura Vida combined), which represents about a third of our total company revenues, has been strong throughout this period.” Wallstrom added, “We are grateful to our customers for their continued loyalty and to our many distribution center, e-commerce, customer service, and other Associates who have tirelessly worked to keep our e-commerce businesses operating smoothly.”
Previously Communicated Actions

As announced in earlier press releases, the Company took several actions to protect its financial position, maximize liquidity, and to position the Company for a strong “reopening” once the pandemic subsides. Those actions included:

•	Temporarily furloughing approximately 80% of its workforce.

•	Temporarily reducing base compensation for remaining Associates, with reductions on a graduated scale ranging from 15% to 30%, and 75% for the Chief Executive Officer.

•	Temporarily suspending cash compensation to the board of directors.

•	Temporarily suspending its share buyback program.

•	Accessing $60 million from its previously unused bank line of credit.

•	Temporarily eliminating the Company 401(k) and charitable donation matches.

•	Tightly managing inventory levels through the cancellation of orders, delay of receipts, or seeking price concessions where possible.

•	Actively working with landlords on addressing rent abatement and payment terms as well as delaying or cancelling certain planned new store openings.

•	Reducing non-payroll operating expenses, including but not limited to, marketing and travel.

•	Extending vendor payment terms.

In addition, the Company is taking advantage of elements of the Coronavirus Aid Relief and Economic Security (CARES) Act, as appropriate.
"The COVID-19 pandemic has affected nearly every family and business throughout the country over the last two months. We have tried hard to minimize the pandemic’s impact on our Associates, shareholders, and other stakeholders. The well-being and safety of our Associates and customers remain our top priorities in every decision we make, including decisions to reopen our stores and corporate office," continued Wallstrom. "It will take time for consumer confidence, customer traffic, and shopping activity to return to pre-pandemic levels, but I am confident the actions we have taken will position us for the ‘new normal’ and a bright future."
About Vera Bradley
Vera Bradley is a leading designer of women’s handbags, luggage and travel items, fashion and home accessories, and unique gifts.  Founded in 1982 by friends Barbara Bradley Baekgaard and Patricia R. Miller, the brand’s innovative designs, iconic patterns, and brilliant colors continue to inspire and connect women unlike any other brand in the global marketplace. Vera Bradley offers a multi-channel sales model as well as a focus on service and a high level of customer engagement.  The Company’s commitment to bringing more beauty into women’s lives includes its dedication to breast cancer research through the Vera Bradley Foundation for Breast Cancer.
In July 2019, Vera Bradley acquired a 75% interest in Creative Genius, Inc., which also operates under the name Pura Vida Bracelets (“Pura Vida”). Pura Vida, based in La Jolla, California, is a rapidly growing, digitally native, and highly engaging lifestyle brand that deeply resonates with its loyal consumer following. The Pura Vida brand has a differentiated and expanding offering of bracelets, jewelry, and other lifestyle accessories.
The Company has three reportable segments in which it sells its products: Vera Bradley Direct (“VB Direct”), Vera Bradley Indirect (“VB Indirect”), and Pura Vida. The VB Direct business consists of sales of Vera Bradley products through Vera Bradley full-line and factory outlet stores in the United States, verabradley.com, the Vera Bradley online outlet site, and the Vera Bradley annual outlet sale in Fort Wayne, Indiana. The VB Indirect business consists of sales of Vera Bradley products to approximately 2,200 specialty retail locations, substantially all of which are located in the United States, as well as select department stores, national accounts, third party e-commerce sites, and third-party inventory liquidators, and royalties recognized through licensing agreements related to the Vera Bradley brand. The Pura Vida segment consists of sales of Pura Vida products through the Pura Vida websites, www.puravidabracelets.com and www.puravidabracelets.eu, and through the distribution of its products to wholesale retailers.
Vera Bradley Safe Harbor Statement
Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected, including: possible adverse changes in general economic conditions and their impact on consumer confidence and spending; possible inability to predict and respond in a timely manner to changes in consumer demand; possible loss of key management or design associates or inability to attract and retain the talent required for our business; possible inability to maintain and enhance our brand; possible inability to successfully implement Vision 20/20;

possible inability to successfully implement our long-term strategic plan; possible inability to successfully open new stores, close targeted stores, and/or operate current stores as planned; incremental tariffs or adverse changes in the cost of raw materials and labor used to manufacture our products; possible adverse effects resulting from a significant disruption in our single distribution facility; or business disruption caused by COVID-19. Risks, uncertainties, and assumptions also include the possibility that Pura Vida acquisition benefits may not materialize as expected; that Pura Vida’s business may not perform as expected; and that the Company is unable to successfully implement integration strategies related to the acquisition. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended February 1, 2020. We undertake no obligation to publicly update or revise any forward-looking statement.

CONTACTS:
Investors:
Julia Bentley, VP of Investor Relations and Communications
jbentley@verabradley.com
(260) 207-5116

Media:
mediacontact@verabradley.com
877-708-VERA (8372)

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